FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                          WESTERN PLAINS ENERGY, L.L.C.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


                KANSAS                                  48-1247506
 --------------------------------------      ----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                  3022 COUNTY ROAD 18, OAKLEY, KANSAS     67748
                --------------------------------------   --------
               (Address of principal executive offices) (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act: None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

     Securities Act registration statement file number to which this form relates: 333-74982 (if applicable)
         ---------

     Securities to be registered pursuant to Section 12(g) of the Act:

                              Class A Capital Units
                              ---------------------
                                (Title of class)



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Item 1.  Description of Securities to be Registered.

     Incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 33-35810, filed with the Securities and Exchange Commission on December 12, 2001, specifically the Section entitled "Description of Capital Units and Operating Agreement" and the Prospectus forming a part of the Registration Statement, and all amendments thereto, including amendments filed with the Securities and Exchange Commission on February 4, 2002, March 7, 2002, May 1, 2002, May 31, 2002 and June 6, 2002, and the Company's Prospectus, filed with the Securities and Exchange Commission on June 11, 2002.

Item 2.   Exhibits.

     The following  Exhibits are incorporated by reference in this  Registration
Statement:

          Exhibit No.

          3.0      Third Amended and Restated Operating Agreement*

          4.1      Specimen Certificate for Class A Capital Units**




         * Incorporated by reference to the same numbered exhibit filed with the Company's Form 10-QSB for the quarter ended June 30, 2003
         ** Incorporated by reference to the same numbered exhibit filed with the Company's Form SB-2, filed with the Securities and Exchange Commission on December 12, 2001





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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            WESTERN PLAINS ENERGY, L.L.C.



Date: April 26, 2004                    By: /s/ Jeff Torluemke
     -----------------                      ----------------------------------
                                            Jeff Torluemke, President





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